Exhibit 21.1

SUBSIDIARIES OF MALLINCKRODT PLC

Name of Subsidiary	Jurisdiction of Formation
101610 P.E.I., Inc.	Prince Edward Island
Acthar IP Unlimited Company	Ireland
BioVectra Inc.	Prince Edward Island
Cache Holdings Limited	Bermuda
Carnforth Limited	Bermuda
Dritte CORSA Verwaltungsgesellschaft GmbH	Germany
Ikaria Australia Pty Ltd	Australia
Ikaria Canada Inc.	Canada
IMC Exploration Company	Maryland
Infacare Pharmaceutical Corporation	Delaware
INO Therapeutics LLC	Delaware
Ludlow Corporation	Massachusetts
MAK LLC	Delaware
Mallinckrodt APAP LLC	Delaware
Mallinckrodt ARD Finance LLC	Delaware
Mallinckrodt ARD Holdings Inc.	Delaware
Mallinckrodt ARD Holdings Limited	United Kingdom
Mallinckrodt ARD Inc.	California
Mallinckrodt ARD IP Limited	Ireland
Mallinckrodt Brand Pharmaceuticals, Inc.	Delaware
Mallinckrodt Buckingham Unlimited Company	Ireland
Mallinckrodt Canada Cooperatie U.A.	Netherlands
Mallinckrodt Canada ULC	Alberta
Mallinckrodt CB LLC	Delaware
Mallinckrodt Chemical Holdings (U.K.) Ltd.	United Kingdom
Mallinckrodt Chemical Limited	United Kingdom
Mallinckrodt Critical Care Finance LLC	Delaware
Mallinckrodt Enterprises Holdings, Inc.	California
Mallinckrodt Enterprises LLC	Delaware
Mallinckrodt Enterprises UK Limited	United Kingdom
Mallinckrodt Equinox Finance Inc.	Delaware
Mallinckrodt Equinox Limited	United Kingdom
Mallinckrodt Finance GmbH	Switzerland
Mallinckrodt Finance Management Ireland Limited	Ireland
Mallinckrodt Group Sarl	Luxembourg
Mallinckrodt Group Sarl, Luxembourg (LU) Schaffhausen Branch	Switzerland
Mallinckrodt Holdings GmbH	Switzerland
Mallinckrodt Hospital Products Inc.	Delaware
Mallinckrodt Hospital Products IP Limited	Ireland
Mallinckrodt Inc.	Delaware
Mallinckrodt International Finance SA	Luxembourg
Mallinckrodt International Holdings S.a r.l.	Luxembourg
Mallinckrodt IP Unlimited Company	Ireland
Mallinckrodt LLC	Delaware
Mallinckrodt Lux IP S.a r.l.	Luxembourg
Mallinckrodt Manufacturing LLC	Delaware
Mallinckrodt Medical Holdings (UK) Limited	United Kingdom

Mallinckrodt Medical Holdings (UK) Limited (UK) Zweigniederlassung Deutschland (German Branch)	Germany
Mallinckrodt PEI Inc	Quebec
Mallinckrodt Petten Holdings B.V.	Netherlands
Mallinckrodt Pharma IP Trading Designated Activity Company	Ireland
Mallinckrodt Pharma K.K.	Japan
Mallinckrodt Pharmaceuticals Ireland Limited	Ireland
Mallinckrodt Pharmaceuticals Limited	United Kingdom
Mallinckrodt Quincy S.a r.l.	Luxembourg
Mallinckrodt Radioisotopes B.V.	Netherlands
Mallinckrodt SAG Holdings GmbH	Switzerland
Mallinckrodt Securitization Sarl	Luxembourg
Mallinckrodt Specialty Pharmaceuticals Ireland Limited	Ireland
Mallinckrodt UK Finance LLP	United Kingdom
Mallinckrodt UK Ltd	United Kingdom
Mallinckrodt US Holdings Inc.	Nevada
Mallinckrodt US Holdings LLC	Delaware
Mallinckrodt US Pool LLC	Nevada
Mallinckrodt Veterinary, Inc.	Delaware
Mallinckrodt Windsor Ireland Finance Unlimited Company	Ireland
Mallinckrodt Windsor Sarl	Luxembourg
MCCH, Inc.	Delaware
MEH, Inc.	Nevada
MHP Finance, Inc.	Delaware
MKG Medical UK Ltd	United Kingdom
Montjeu Limited	Ireland
MUSHI UK Holdings Limited	United Kingdom
OCERA Therapeutics, Inc.	Delaware
Petten Holdings Inc.	Delaware
Phoenixglade Limited	Ireland
Profibrix B.V.	Netherlands
Questcor International Ltd.	Ireland
SpecGx LLC	Delaware
Stratatech Corporation	Delaware
Sucampo Acquisitions GmbH	Switzerland
Sucampo AG	Switzerland
Sucampo Pharma Americas LLC	Delaware
Sucampo Pharma, LLC	Japan
Sucampo Pharmaceuticals, Inc.	Delaware
Sucampo, LLC	Delaware
Therakos (Belgium) SPRL	Belgium
Therakos (Canada) Company	Nova Scotia
Therakos (France) SAS	France
Therakos (Italia) S.r.l	Italy
Therakos (UK), Limited Dutch Branch	Netherlands
Therakos (UK), Limited, Sucursal en Espana	Spain
Therakos (UK), Ltd	United Kingdom
Therakos (UK), Ltd Sweden Filial	Sweden
Therakos (UK), Limited, Private Ltd. Liability Co. Branch	Poland
Therakos Europe Limited	Ireland
Therakos Germany GmbH	Germany
Therakos, Inc.	Florida
Vtesse Inc	Delaware